    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998
                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                            -----------------------

          CALIFORNIA                                            94-3116852
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                    901 MARINERS ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                                DONALD R. SELLERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SCICLONE PHARMACEUTICALS, INC.
                    901 MARINERS ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             J. HOWARD CLOWES, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                         139 Townsend Street, Suite 400
                         San Francisco, California 94107
                                 (415) 836-2500

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as described in the Prospectus after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                       CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
    Title of Each Class of         AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
 Securities to be Registered        REGISTERED           PER SHARE              PRICE
-------------------------------------------------------------------------------------------------------------------
 Common Stock (no par value)    600,000 shares (1)      $2.1875 (2)           $1,312,500            $387.19
===================================================================================================================

(1) Represents the number of shares of Common Stock issued or issuable in connection with the acquisition of certain rights related to thymosin alpha 1, as described in the Prospectus.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the 1933 Act and based on the average of the high and low sales prices of the Common Stock of SciClone Pharmaceuticals, Inc. reported on the Nasdaq National Market on August 19, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _______________, 1998

                                 600,000 SHARES

                         SCICLONE PHARMACEUTICALS, INC.

                                  COMMON STOCK

         The 600,000 shares of Common Stock (the "Shares") of SciClone Pharmaceuticals, Inc., a California corporation ("SciClone" or the "Company"), offered by this Prospectus consist of 444,115 shares issued and up to 155,885 shares issuable in connection with the acquisition of certain rights related to thymosin alpha 1.

         The Company has entered into an Alpha Rights Acquisition Agreement (the "Acquisition Agreement") with Alpha 1 Biomedicals, Inc. ("Alpha 1" or the "Selling Shareholder") whereby the Company acquired Alpha 1's worldwide marketing, development and manufacturing rights to the Company's lead drug, thymosin alpha 1. Pursuant to the Acquisition Agreement, the aggregate purchase price is $1.930 million, consisting of $130,000 in cash and $1.8 million of the Company's common stock, up to a maximum of 600,000 shares. 444,115 shares were issued in connection with the closing of the Acquisition Agreement and up to 155,885 shares are issuable in decreasing monthly increments during the 12 months following the effective date of the registration statement. In connection with the Acquisition Agreement, the Company agreed to use its best efforts to cause a registration statement with respect to the common stock to be issued to Alpha 1 to become effective within 120 days of the closing of the transaction. Alpha 1 agreed to limit the number of shares of the Company's common stock it will sell each month to 50,000 shares during the 12 months following the effective date of the registration statement.

         The Company will bear all out-of-pocket expenses incurred in connection with the registration of the Shares, including, without limitation, all registration and filing fees imposed by the Securities and Exchange Commission (the "Commission"), the National Association of Securities Dealers, Inc. (the "NASD") and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants, but excluding transfer or other taxes and other costs and expenses incident to the issuances of the Shares.

         The Company's Common Stock is quoted on The Nasdaq National Market under the symbol "SCLN." On August 25, 1998, the last sale price of the Company's Common Stock as reported on The Nasdaq National Market was $2.13.

                       ----------------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT SHOULD BE
       CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                       ----------------------------------


                  The date of this Prospectus is ____________, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements (if required) and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on The Nasdaq National Market. Reports and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. Such reports and other information may also be inspected without charge at a Web site maintained by the Commission. The address of the site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

         1. Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the Commission on August 14, 1998;

         2.       Report on Form 8-K filed with the Commission on July 23, 1998;

         3. Amended Annual Report on Form 10-K/A for the year ended December 31, 1997, filed with the Commission on June 8, 1998;

         4. Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed with the Commission on May 14, 1998.

         5. The definitive Proxy Statement for the Company's 1998 Annual Meeting of Shareholders filed with the Commission on April 30, 1998 pursuant to Regulation 14A;

         6. Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on April 2, 1998;

         7.       Report on Form 8-K filed with the Commission on January 26,
                  1998;

         8. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the effective date of this Registration Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated by reference in this Registration Statement (other than any exhibits thereto). Requests for such documents should be directed to SciClone Pharmaceuticals, Inc. at 901 Mariners Island Boulevard, Suite 205, San Mateo, California 94404 (telephone number (650) 358-3456), Attn.: Investor Relations.

                                  RISK FACTORS

         An investment in the Common Stock offered hereby involves a high degree of risk and the Common Stock should not be purchased by persons who cannot afford the loss of their entire investment. Purchasers should carefully consider the following risk factors in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing or otherwise acquiring the Common Stock offered hereby.

         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and the Company has attempted to identify such statements with an asterisk ("*"). Actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this Prospectus.

         DEPENDENCE ON ZADAXIN(R) AND CPX. The Company's principal drug development efforts are currently focused on ZADAXIN and CPX. Clinical trials of ZADAXIN sponsored by the Company and/or other parties are currently in progress or planned and favorable results from such trials will be necessary to gain regulatory approval in major pharmaceutical markets. Sales of ZADAXIN commenced in 1997 but are not material at this time. While ZADAXIN has been approved for commercial sale for treatment of hepatitis B in the People's Republic of China, Kuwait, Peru, the Philippines and Singapore, no assurance can be given that ZADAXIN approvals will be obtained in additional countries or for the treatment of additional indications, such as hepatitis C or cancer, in a timely fashion or at all. The Company's launch of ZADAXIN in the People's Republic of China, the Philippines and Singapore is the first commercial introduction of ZADAXIN by the Company, and no assurance can be given that commercialization of ZADAXIN will prove successful. The Company has not yet launched ZADAXIN in Argentina, Italy, Kuwait or Peru and no assurance can be given that future launch of ZADAXIN will prove successful in these countries or in any additional countries. Future sales of ZADAXIN will depend on market acceptance and successful distribution. In particular, although the People's Republic of China has the highest hepatitis B prevalence rate in the world, the low average income and poorly developed distribution infrastructure present ongoing challenges to successful commercialization of ZADAXIN in that market. Because the Company currently relies on ZADAXIN as its sole source of revenue, the failure to demonstrate the drug's efficacy in future clinical trials, obtain additional marketing approvals or commercialize the drug successfully would have a material adverse effect on the Company.

         The Company may experience delays and encounter difficulties in clinical trials of CPX. In addition, there can be no assurance that any clinical trial will provide statistically significant evidence of the efficacy of CPX in treating cystic fibrosis ("CF"). A failure to demonstrate the safety and efficacy of CPX in a CF clinical trial, obtain regulatory approval of CPX for CF or successfully commercialize CPX would have a material adverse effect on the Company.

         NO HISTORY OF SIGNIFICANT REVENUES; CONTINUING OPERATING LOSSES. The Company has only recently generated revenues from the commercialization of its lead product, ZADAXIN, and there is substantial uncertainty regarding the timing and amount of any future revenues and whether such future revenues will be material. The Company cannot predict when or if marketing approvals for CPX will be obtained or additional marketing approvals for ZADAXIN will be obtained. Even if such approvals are obtained, there can be no assurance that ZADAXIN and CPX will be commercialized successfully. The Company has experienced significant operating losses since its inception and has a substantial accumulated deficit. The Company expects its operating expenses to increase over the next several years as it expands its development, clinical testing and marketing capabilities. The Company's ability to achieve a profitable level of operations is dependent in large part on successful expansion of the market for ZADAXIN in Asia, Latin America and the Middle East, obtaining additional regulatory approvals for ZADAXIN and/or future products, entering into a corporate partnering arrangement for phase 3 development of the combination of ZADAXIN plus interferon for hepatitis C in the U.S. and Europe, entering into other agreements for product development and commercialization, where appropriate, and continuing to expand from development into successful marketing. There can be no assurance that the Company will ever achieve a profitable level of operations.

         FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. Since inception, the Company has financed its operations primarily through sales of equity securities. The Company will need to obtain additional financing through sales of equity securities to support its long-term product development and commercialization programs. The Company believes its existing capital resources and interest on funds available are adequate to maintain its current and planned operations at least through June 1999.* The Company is considering corporate partnering and other opportunities to increase its capital resources. However, the Company's future capital requirements will depend on many factors, including the level of ZADAXIN product sales, the availability of complementary products, technologies and businesses, the initiation of preclinical and clinical trials and testing, the timing and cost of regulatory approvals, patent costs, competing technological and market developments, the nature of existing and future collaborative relationships, and the Company's ability to establish development, sales, manufacturing and marketing arrangements. The Company continues to pursue corporate partnering and public and private financing alternatives. If additional funds are raised by the Company through the issuance of equity securities or securities convertible into or exercisable for equity securities, the percentage ownership of the then current shareholders of the Company will be reduced. The Company may issue a series of Preferred Stock with rights, preferences and privileges senior to those of the Company's Common Stock. There can be no assurance that such financing will be available on acceptable terms or a timely basis, if at all. The unavailability or timing of financing could prevent or delay the Company's long-term product development and commercialization programs and may require curtailment of operations of the Company.

         DILUTION; SHARES ELIGIBLE FOR FUTURE SALE. Pursuant to a Structured Equity Line Flexible Financing(SM) Agreement (the "Equity Line"), entered into by the Company on June 30, 1998, the Company, subject to certain limitations, may issue to the purchaser under the Equity Line up to $4.0 million of Common Stock during each Investment Period (or $32 million in the aggregate) at a price equal to 97% of the lowest reported sale price during the four days immediately preceding the notice of purchase delivered by the purchaser to the Company. Issuances, if any, of Common Stock pursuant to the Equity Line would have a dilutive effect on existing holders of Common Stock. In connection with the Equity Line, the Company also issued to the purchaser a warrant (the "Warrant") to purchase 200,000 shares of Common Stock at $5.53 per share and may issue additional warrants (the "Additional Warrants") to purchase up to an additional 300,000 shares of Common Stock at a price equal to 150% of the weighted average purchase price of the Common Stock purchased during the year with respect to which the Additional Warrant is issued. The resale by the purchaser of the Common Stock that it acquires could depress the market price of the Common Stock. Moreover, as all the shares to be issued pursuant to the Equity Line as well as the shares issuable upon exercise of the Warrant and the Additional Warrants, if any, will be available for immediate resale, the prospects of such sales could further adversely affect the market price for the Common Stock. The Company recently issued shares of Series C Preferred Stock (the "Series C Shares") in a private placement with proceeds of $4,000,000 (before deducting offering expenses). Under certain conditions, each Series C Share may convert into substantially more than one share of the Company's Common Stock. If such events were to occur, the conversion of the Series C Shares would have a dilutive effect on the common shareholders.

         DEPENDENCE ON THIRD PARTIES. The Company's strategy contemplates that it will enter into various arrangements with other entities. To date, the Company has acquired rights to ZADAXIN, CPX and certain other drugs but is only actively pursuing clinical development of ZADAXIN and CPX. Failure to license or otherwise acquire rights to additional drugs would result in a shortage of products for development. In addition, the Company has licensed exclusive rights to develop and market ZADAXIN in Japan to Schering-Plough K.K. ("SPKK"). SPKK has a substantial commitment to alpha interferon, which is an approved therapy for hepatitis B and hepatitis C in Japan. There can be no assurance that the relationship will prove successful or that the Company will be able to negotiate additional arrangements in the future. The amount and timing of resources that collaborators devote to their activities with the Company will not be within the control of the Company and may be affected by financial difficulties or other factors affecting these third parties. There can be no assurance that such parties will perform their obligations as expected. Moreover, the Company's ability to obtain regulatory approval in one country may be delayed or adversely affected by the timing of regulatory activities and approvals in one or more other countries, particularly if the Company does not participate in the regulatory approval process in such other countries.

         FOREIGN SALES AND OPERATIONS. The Company's financial condition in the near term will be highly dependent on ZADAXIN sales in foreign jurisdictions, where sales and operations are subject to inherent risks, including difficulties and delays in obtaining pricing approvals and reimbursement, unexpected changes in regulatory requirements, tariffs and other barriers, political instability, difficulties in staffing and managing foreign operations, longer payment cycles, greater difficulty in accounts receivable collection, currency fluctuations and potential adverse tax consequences. Certain foreign countries regulate pricing of pharmaceuticals and such regulation may result in prices significantly below those that would prevail in a free market. The majority of the Company's current sales are to customers in the People's Republic of China where the Company's accounts receivable collection terms are typically 180 days. Such collections are currently being paid on time, however, payments have been delayed in the past and may slow in the future.

         PATENTS AND PROPRIETARY RIGHTS. The U.S. and most European composition of matter patents for thymosin alpha 1 have expired. The Company will in the future have only limited composition of matter patents for thymosin alpha 1 or other products and this could adversely affect the Company's proprietary rights. However, the Company owns or has exclusive licenses for use and/or process patents or patent applications in the U.S., Europe, Japan and other jurisdictions for thymosin alpha 1, and for CPX in the U.S. and will seek to protect such products from competition through such patent protection and through other means. The Company's success is significantly dependent on its ability to obtain patent protection for its products and technologies and to preserve its trade secrets and operate without infringing on the proprietary rights of third parties. No assurance can be given that the Company's pending patent applications will result in the issuance of patents or that any patents will provide competitive advantages or will not be invalidated or circumvented by its competitors. Moreover, no assurance can be given that patents are not issued to, or patent applications have not been filed by, other companies which would have an adverse effect on the Company's ability to use, manufacture or market its products or maintain its competitive position with respect to its products. Numerous patents and patent applications relating to thymosin alpha 1 are held under exclusive license and the breach by the Company of the terms of such license could result in the loss of the Company's rights to such patents and patent applications. Other companies obtaining patents claiming products or processes useful to the Company may bring infringement actions against the Company and such litigation is typically costly and time-consuming. As a result, the Company may be required to obtain licenses from others or not be able to use, manufacture or market its products. Such licenses may not be available on commercially reasonable terms, if at all.

         The patent positions of biotechnology firms generally are highly uncertain and involve complex legal and factual questions. No consistent policy has emerged regarding the validity and scope of claims in biotechnology patents, and courts have issued varying interpretations in the recent past, and legal standards concerning validity, scope and interpretations of claims in biotechnology patents may continue to evolve. Even issued patents may later be modified or revoked by the U.S. Patent and Trademark Office, the European Patent Office or the courts in proceedings instituted by third parties. Moreover, the issuance of a patent in one country does not assure the issuance of a patent with similar claims in another country and claim interpretation and infringement laws vary among countries, so the extent of any patent protection is uncertain and may vary in different countries.

         Pharmaceuticals are not patentable in certain countries in SciClone's ZADAXIN territory, or have only recently become patentable, and enforcement of intellectual property rights in many countries in such territory has been limited or non-existent. Future enforcement of patents and proprietary rights in many countries in SciClone's ZADAXIN territory can be expected to be problematic or unpredictable. There can be no assurance that any patents issued or licensed to the Company will provide it with competitive advantages or will not be challenged by others. No assurance can be given that holders of patents licensed to the Company will file, prosecute, extend or maintain their patents in countries where the Company has rights. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around patents issued or licensed to the Company.

         GOVERNMENT REGULATION AND PRODUCT APPROVALS. The research, preclinical and clinical development, manufacturing, marketing and sales of pharmaceuticals, including ZADAXIN, CPX and the Company's other drug candidates, are subject to extensive regulation by governmental authorities. Products developed by the Company cannot be marketed commercially in any jurisdiction in which they have not been approved. The process of obtaining regulatory approvals is lengthy and requires the expenditure of substantial resources. In some countries where the Company contemplates marketing ZADAXIN, the regulatory approval process for drugs not previously approved in countries that have established clinical trial review procedures is uncertain and this uncertainty may result in delays in granting regulatory approvals. In addition, in certain countries such as Japan, the process for obtaining regulatory approval is time consuming and costly because all clinical trials and most preclinical studies must be conducted there. The Company is currently sponsoring clinical trials and pursuing regulatory approvals of ZADAXIN in a number of countries and of CPX in the U.S., but there can be no assurance that the Company will be able to complete such trials, that such trials, if completed, will fulfill regulatory approval criteria or that the Company will ultimately obtain approvals in such countries. Adverse results in the Company's development programs also could result in the placement of restrictions on the use of ZADAXIN and CPX or revocation of the approval. The marketing approval for ZADAXIN in Singapore requires a patient surveillance program to continue study of the drug's safety and efficacy. Adverse results in such program could result in the placement of restrictions on the use of ZADAXIN or revocation of the approval in Singapore. Failure to comply with the applicable U.S. or foreign regulatory requirements can, among other things, result in Warning Letters, fines, suspensions of regulatory approvals, product recalls or seizures, operating restrictions, injunctions and criminal prosecutions. Further, additional government regulation may be established or imposed which could prevent or delay regulatory approval of ZADAXIN, CPX or any future products of the Company.

         MANUFACTURING. The Company has entered into contract manufacturing and supply agreements to source ZADAXIN and CPX. The Company has experienced delays of supply of thymosin alpha 1 bulk drug in the past and could do so again in the future. To be successful, the Company's products must be manufactured in commercial quantities in compliance with regulatory requirements and at an acceptable cost. While the Company believes it has and will be able in the future to establish manufacturing relationships with experienced suppliers capable of meeting the Company's needs, there can be no assurance that the Company will establish long term manufacturing relationships with suppliers or that these suppliers will prove satisfactory. The Company currently has vialing and packaging supply agreements in effect and has a sufficient supply of finished thymosin alpha 1 for the near term. Production interruptions, if they occur, could significantly delay clinical development of potential products, reduce third party or clinical researcher interest and support of proposed clinical trials. Such interruptions could also delay commercialization of the Company's products and impair their competitive position, which would have a material adverse effect on the business and financial condition of the Company.

         MARKETING AND SALES. The Company has established distribution arrangements with local pharmaceutical distribution companies covering countries in Asia, Latin America and the Middle East. However, no assurance can be given that any such distribution arrangements will remain in place or prove successful.

         TECHNOLOGICAL CHANGE AND COMPETITION. Rapid technological development may result in the Company's products becoming obsolete before they are marketed or before the Company recovers a significant portion of the related development and commercialization expenses. Competition in the pharmaceutical field is intense and the Company expects that competition will increase. The Company's competitors include major pharmaceutical companies, biotechnology firms and universities and other research institutions, both in the U.S. and abroad, that are actively engaged in research and development of products in the therapeutic areas being pursued by the Company. Many of these companies and institutions have substantially greater financial, technical, regulatory, manufacturing, marketing and human resource capabilities than the Company and extensive experience in undertaking clinical testing and obtaining regulatory approvals necessary to market drugs. Principal competitive factors in the pharmaceutical field include efficacy, safety, price and therapeutic regimen. Where comparable products are marketed by other companies price is also a competitive factor.

         UNCERTAINTY OF THIRD PARTY REIMBURSEMENT; RESOURCES OF PATIENT POPULATIONS. The Company's ability successfully to commercialize its products may depend in part on the extent to which reimbursement for the cost of such products will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of new therapeutic products and there can be no assurance that third party reimbursement will be available for therapeutic products the Company might develop. In many of the foreign countries in which the Company intends to operate, reimbursement of ZADAXIN under government or private health insurance programs will not be available. In the U.S., health care reform is an area of increasing national attention and a priority of many governmental officials. Certain reform proposals, if adopted, could impose limitations on the prices the Company will be able to charge in the U.S. for its products or the amount of reimbursement for the Company's products from governmental agencies or third party payers. In many countries where the Company markets and sells or intends to market and sell ZADAXIN, government resources and per capita income levels may be so low that the Company's products will be prohibitively expensive for a large percentage of the population. In such countries, there can be no assurance that the Company will be successful in marketing its products on economically favorable terms, if at all.

         DEPENDENCE ON QUALIFIED PERSONNEL AND KEY INDIVIDUALS. Because of the specialized scientific nature of the Company's business, the Company is highly dependent upon its ability to continue to attract and retain qualified management, scientific and technical personnel. There is intense competition for qualified personnel in the areas of the Company's activities, and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business. In addition, many key responsibilities within the Company have been assigned to a relatively small number of individuals. Loss of the services of any of these individuals unless they were promptly replaced could be significantly detrimental to the Company's development. The Company does not maintain key person life insurance on the lives of any of its key personnel.

         PRODUCT LIABILITY; ABSENCE OF INSURANCE. The Company's business will expose it to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products, and there can be no assurance that product liability claims will not be asserted against the Company. Product liability insurance for the pharmaceutical industry generally is expensive to the extent that it is available at all. The Company has product liability insurance coverage for clinical trials and commercial sales. However, there can be no assurance that a product liability claim would not adversely affect the business or financial condition of the Company.

         PREFERRED STOCK. The Company's Board of Directors has the authority to issue additional series of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, without any further vote or action by the Company's shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

                                   THE COMPANY

GENERAL

         SciClone Pharmaceuticals, Inc. ("SciClone" or the "Company") is a global biopharmaceutical company that acquires, develops, and commercializes specialist-oriented drugs for treating chronic and life-threatening diseases such as hepatitis B, hepatitis C, cancer, immune system disorders and cystic fibrosis. SciClone has two drugs in clinical development, ZADAXIN(R) thymosin alpha 1 and CPX, and has other drug candidates in preclinical development.

         ZADAXIN thymosin alpha 1, an immunomodulator (i.e., an immune system regulator), is the Company's lead drug, targeting hepatitis B, hepatitis C, cancer, viral vaccine enhancement and certain immune system disorders. ZADAXIN is approved and marketed in the People's Republic of China, the Philippines and Singapore for treatment of hepatitis B, one of the most common chronic infectious diseases in the world. In the first quarter of 1998, ZADAXIN was approved in Kuwait and Peru for treatment of hepatitis B, and in Argentina for use as an influenza vaccine adjuvant. ZADAXIN is also approved in Italy for use as an influenza vaccine adjuvant. ZADAXIN has now been approved in each of the three primary regions SciClone has targeted for hepatitis B sales -- Asia, Latin America and the Middle East. The Company has filed for approval to market ZADAXIN in additional countries in Asia, Latin America and the Middle East. SciClone has worldwide marketing, development and manufacturing rights to ZADAXIN, except in Japan, where the Company's rights have been sublicensed.

         In the U.S. and Europe, the Company is planning phase 3 development of the combination of ZADAXIN plus interferon for the treatment of hepatitis C, a worldwide epidemic affecting over 170 million people including over ten million people in the U.S., Europe and Japan, the world's largest pharmaceutical markets. Clinical data demonstrate that the combination of ZADAXIN plus interferon could be a significant therapeutic advance in the fight against hepatitis C. Interferon, the only established first-line therapy to treat hepatitis C, leads to a sustained response in only 5% to 20% of patients and causes unpleasant side effects. The Company is pursuing a corporate partnering arrangement for phase 3 development of the combination of ZADAXIN plus interferon for hepatitis C in the U.S. and Europe.* In Italy, a ZADAXIN marketing application for treatment of non small-cell lung cancer is pending. The Company also is planning a U.S. phase 2 study of ZADAXIN plus TACE (transarterial chemo-emobilization) in liver cancer.

         In Japan, the world's leading market for viral hepatitis therapies, the Company has licensed exclusive development and marketing rights to ZADAXIN to Schering-Plough K.K. ("SPKK"), the Japanese subsidiary of Schering-Plough Corporation (NYSE:SGP), a leading marketer of viral hepatitis therapies worldwide. In the second quarter of 1998, SPKK started a 300-patient pivotal phase 3 ZADAXIN hepatitis B trial in Japan. SPKK also is developing ZADAXIN in a phase 2 hepatitis C study.

         CPX is SciClone's second drug in clinical development. CPX is an orally administered protein-repair therapy initially developed by the U.S. National Institutes of Health ("NIH") as a potential treatment for cystic fibrosis ("CF"). SciClone acquired an exclusive license to CPX from the NIH. CF is caused by mutations in the gene that encodes the cystic fibrosis transmembrane conductance regulator ("CFTR") protein. More than 70% of CF patients have the delta F508 mutation. In October 1997, Harvey Pollard, M.D., Ph.D, of the Uniformed Services University of the Health Sciences and formerly of the NIH, presented breakthrough new preclinical data demonstrating that CPX corrects the two key molecular defects causing CF in patients with the F508 mutation impaired chloride ion transport and abnormal CFTR trafficking. These preclinical data indicate that CPX is the only drug in clinical development with the potential to correct the two key molecular defects in most CF patients. The Company has obtained orphan drug status for CPX from the United States Food and Drug Administration ("FDA"). In 1997, the FDA awarded the Company a $100,000 research grant for phase 1 development of CPX. The Company completed phase 1 development of CPX in CF patients in April 1998 and expects to begin phase 2 development in CF patients in the third quarter of 1998.*

OTHER INFORMATION

         The Company was incorporated in California in 1990. Its principal executive offices are located at 901 Mariners Island Boulevard, Suite 205, San Mateo, California 94404, and its telephone number is (650) 358-3456. The Company's international operating subsidiary, SciClone Pharmaceuticals International Ltd. ("SciClone International"), is incorporated in the Cayman Islands and headquartered in Hong Kong. The Company also has office locations in Singapore, Taiwan and Japan.


                                 USE OF PROCEEDS

         In connection with the Acquisition Agreement, the Company agreed to loan Alpha 1 up to $280,000, in monthly installments of $70,000. Alpha 1 agreed to repay these amounts in monthly installments of $70,000, beginning on the earlier of (a) the ninth month following the closing of the transaction, or (b) the receipt by Alpha 1 of equity financing of at least $500,000. If Alpha 1 repays such amounts in accordance with such schedule, Alpha 1 shall not be required to pay interest on such amounts. During 1998, the Company also has loaned an additional $140,000 to Alpha 1 pursuant to separate promissory notes which bear interest at 8% per annum. The Company believes Alpha 1 may use a portion of its proceeds from sales of the Shares to repay some or all of its outstanding indebtedness to the Company. To the extent such proceeds are used to repay debt owed to the Company, such amounts will be used by the Company for working capital and general corporate purposes.

                               SELLING SHAREHOLDER

         The Selling Shareholder will hold shares of Common Stock which were issued or are issuable in connection with the acquisition of certain rights related to thymosin alpha 1. The table below sets forth the Selling Shareholder, the number of shares of Common Stock which it owns or has the right to acquire as of August 20, 1998, the number of shares of Common Stock subject to sale pursuant to this Registration Statement and the number of shares of Common Stock it would own assuming sale of all shares of Common Stock registered by this Registration Statement.

                                                      Shares Beneficially    Shares Offered       Shares Beneficially
                                                      Owned Prior to the        this by              Owned After
              Selling Shareholder (1)                      Offering           Prospectus             the Offering (3)
              -----------------------                      --------         ----------------      ----------------
Alpha 1 Biomedicals, Inc.                                 600,000(2)            600,000(2)               --

---------------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of SciClone Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The number of shares set forth in the table represents the maximum number of shares of Common Stock to be offered by the Selling Shareholder. 444,115 shares were issued in connection with the closing of the Acquisition Agreement and up to 155,885 shares are issuable in decreasing monthly increments during the 12 months following the effective date of the registration statement.

(3)      Assumes the sale of all shares offered hereby.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder, acting as principal for its own account, directly, through agents designated from time to time, or through brokers, dealers, agents or underwriters also to be designated, may sell all or a portion of the Shares from time to time on terms to be determined at the time of sale. The Selling Shareholder may from time to time sell all or a portion of the Shares in routine brokerage transactions on the Nasdaq Stock Market or otherwise at the prices and terms prevailing at the time of the sale. The Selling Shareholder also may make private resales directly or through brokers or may make resales pursuant to Rule 144 under the Securities Act. The Selling Shareholder may pay customary brokerage fees, commissions and expenses. Alpha 1 agreed to limit the number of shares of the Company's common stock it will sell each month to 50,000 shares during the 12 months following the effective date of the registration statement.

         To the extent required pursuant to Rule 424 under the Securities Act, a Prospectus Supplement will be filed with the Securities and Exchange Commission with respect to a particular offering setting forth the terms of any offering, including the name or names of any underwriters or agents, if any, any underwriting discounts and other items constituting underwriters' compensation, the offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in a sale, shares of Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares to be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares if any are purchased.

         If dealers are utilized in the sale of shares of Common Stock in respect of which this Prospectus is delivered, the Selling Shareholder will sell such shares to the dealers as principals. The dealers may then resell such shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a Prospectus Supplement relating thereto.

         If an agent is used, the agent will be named, and the terms of the agency and any commissions will be set forth in a Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Shares may be sold directly by the Selling Shareholder to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the Prospectus Supplement relating thereto.

         Agents, dealers and underwriters may be entitled under agreements entered into with the Selling Shareholder to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or the Selling Shareholder in the ordinary course of business.

         The Company will bear all costs and expenses of the registration of the Shares under the Securities Act and certain state securities laws. The Selling Shareholder will pay any transaction costs associated with effecting any sales that occur.

         The Selling Shareholder is not restricted as to the price or prices at which it may resell Shares. Such resales may have an adverse effect on the market price of the Common Stock. In addition, it is possible that a significant number of Shares could be sold at the same time, which also may have an adverse effect on the market price of the Common Stock.

         The Company has agreed to indemnify the Selling Shareholder against certain civil liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The legality of the Shares is being passed upon by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.


                                     EXPERTS

         The consolidated financial statements and schedule of the Company appearing in its Annual Report (Form 10-K/A and Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
Available Information ..............................................           2
Incorporation of Certain Documents By
    Reference ......................................................           2
Risk Factors .......................................................           4
The Company ........................................................           9
Use of Proceeds ....................................................          10
Selling Shareholder ................................................          11
Plan of Distribution ...............................................          12
Legal Matters ......................................................          13
Experts ............................................................          13



                                 600,000 SHARES



                         SCICLONE PHARMACEUTICALS, INC.



                                  COMMON STOCK




                               -----------------



                                   PROSPECTUS


                               -----------------










                              _______________, 1998



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.

                                                        To be Paid
                                                          By The
                                                        Registrant
                                                        ----------
SEC Registration Fee ................................  $      388
Nasdaq filing fee ...................................  $   17,500
Accounting fees and expenses ........................  $    7,500
Legal fees and expenses .............................  $   26,000
Miscellaneous expenses ..............................  $    3,612

         Total.......................................  $   55,000
                                                       ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 204 of the California Corporations Code (the "CCC"), the Registrant's Articles of Incorporation provide that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the CCC or any other applicable laws. Such Articles of Incorporation also provide that no amendment or repeal of such Articles shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

         The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or an predecessor of the Registrant. The Registrant's Bylaws also provide that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Articles of Incorporation.

         The Registrant has entered into indemnification agreements with its directors and certain of its officers.

         The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

         See also the undertakings set out in response to Item 17 herein.

ITEM 16.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

      EXHIBIT NO.                DESCRIPTION OF EXHIBIT
      -----------                ----------------------

         4.1* Alpha Rights Acquisition Agreement by and between the Company and Alpha 1 Biomedicals, Inc., dated December 17, 1997.

         5.1      Opinion of Gray Cary Ware & Freidenrich LLP.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.2     Consent of Gray Cary Ware & Freidenrich LLP (included in
                  Exhibit 5.1).

         24.1     Power of Attorney (included in the Signature Page contained in
                  Part II of the Registration Statement).

------------------

* Incorporated by reference from the Company's report on Form 8-K filed with the Commission on January 26, 1998.


ITEM 17.  UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         E. The undersigned Registrant hereby undertakes that:

                  (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California on August 26, 1998.

                                        SCICLONE PHARMACEUTICALS, INC.


                                        By: /s/ DONALD R. SELLERS
                                           -------------------------------------
                                           Donald R. Sellers
                                           President and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Sellers and Shawn K. Singh, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                        TITLE                                     DATE
        ---------                        -----                                     ----
 /s/DONALD R. SELLERS
------------------------
Donald R. Sellers            President, Chief Executive Officer and            August 26, 1998
                             Director (Principal Executive Officer)

 /s/ JERE E. GOYAN,
------------------------
Jere E. Goyan, Ph.D.         Chairman of the Board and Director                August 26, 1998

 /s/ DIANE LEE
------------------------
Diane Lee                    Director, Corporate Finance and Administration    August 26, 1998
                             (Principal Financial and Accounting Officer)
 /s/ JOHN D. BAXTER
------------------------
John D. Baxter, M.D.         Director                                          August 26, 1998

 /s/ EDWIN C. CADMAN
------------------------
Edwin C. Cadman, M.D.        Director                                          August 26, 1998

 /s/ ROLF H. HENEL
------------------------
Rolf H. Henel                Director                                          August 26, 1998


                                INDEX TO EXHIBITS

     EXHIBIT NO.       DESCRIPTION OF EXHIBIT
     -----------       ----------------------
         4.1*     Alpha Rights Acquisition Agreement by and between the Company and Alpha 1 Biomedicals, Inc., dated December 17, 1997.

         5.1      Opinion of Gray Cary Ware & Freidenrich LLP.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.2     Consent of Gray Cary Ware & Freidenrich LLP (included in
                  Exhibit 5.1).

         24.1     Power of Attorney (included in the Signature Page contained in
                  Part II of the Registration Statement).


----------------------------

* Incorporated by reference from the Company's report on Form 8-K filed with the Commission on January 26, 1998.